EXHIBIT 99.2
News Release
Investor Contact: Cindi Buckwalter, (212) 878-1831
Media Contact: Michael Landau, (212) 878-1840

Minerals Technologies Announces New $75 Million Share Repurchase Program

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NEW YORK, October 24, 2019 – Minerals Technologies Inc. (NYSE: MTX) (“MTI” or “the Company”) today announced that its Board of Directors has authorized a new, one-year $75 million share repurchase program, effective immediately. This repurchase program replaces the previous program authorized by the Board of Directors that expired on October 1, 2019.

“This new share repurchase program demonstrates the Board of Directors’ confidence in our business model and continued strong cash flow generation,” said Douglas T. Dietrich, Chief Executive Officer. “Our balanced approach to capital deployment, supported by a solid balance sheet, gives MTI the flexibility to return capital to shareholders while also executing on our strategic growth investments.”

About Minerals Technologies Inc.
New York-based Minerals Technologies Inc. (MTI) is a resource- and technology-based growth company that develops, produces and markets worldwide a broad range of specialty mineral, mineral-based and synthetic mineral products and related systems and services. MTI serves the paper, foundry, steel, construction, environmental, energy, polymer and consumer products industries. The company reported sales of $1.808 billion in 2018. For further information, please visit our website at www.mineralstech.com. (MTI-G)